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                                                                     EXHIBIT 4.3


                 AMENDMENT NO. 1 TO INVESTORS' RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO THE INVESTORS' RIGHTS AGREEMENT (this "Amendment No. 1") is being entered into as of May 23, 2000 between McDATA Corporation, a Delaware corporation (the "Company"), McDATA Holdings Corporation, a Delaware corporation ("McDATA Holdings"), John F. McDonnell and William Wood (McDATA Holdings, Mr. McDonnell and Mr. Wood are collectively referred to herein as the "Investors," and each is individually referred to herein as an "Investor").

     WHEREAS, each of the Company, EMC Corporation, a Massachusetts corporation ("EMC"), and the Investors is a party to the Investors' Rights Agreement, entered into as of October 1, 1997 (the "Investors' Rights Agreement"); and

     WHEREAS, Section 8.6 of the Investors' Rights Agreement provides that the Investors' Rights Agreement may be amended only with the written consent of the Company and a majority in interest of the Investors; and

     WHEREAS, the Company and each Investor has determined that it would be desirable to amend the Investors' Rights Agreement in the manner set forth in this Amendment No. 1;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Investors' Rights Agreement, the parties hereto hereby agree as follows:

     1. Exhibit A to the Investors' Rights Agreement is hereby amended and replaced in its entirety by Exhibit A hereto.

     2. The term "Agreement" in the Investors' Rights Agreement shall mean the Investors' Rights Agreement as amended by this Amendment No. 1.

     3. This Amendment No. 1 is effective as of the date first set forth above. All of the terms and provi-


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sions of the Investors' Rights Agreement not amended hereby shall remain in full force and effect and shall be otherwise unaffected hereby.

     4. This Amendment No. 1 shall be governed by and construed under the laws of the State of Delaware applicable to contacts made and performed entirely within the State of Delaware without giving effect to the principles of conflicts of law thereof. This Amendment No. 1 may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.


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     IN WITNESS WHEREOF, this Amendment No. 1 to the Investors' Rights
Agreement is executed under seal as of the date first set forth above.


                                            COMPANY:

                                            MCDATA CORPORATION


                                            By:  /s/ DEE J. PERRY
                                               ---------------------------------
                                               Name:  Dee J. Perry
                                               Title: Chief Financial Officer
                                                      and Vice President of
                                                      Finance and Administration



                                            INVESTORS:

                                            MCDATA HOLDINGS CORPORATION


                                            By:  /s/ PAUL T. DACIER
                                               ---------------------------------
                                               Name:  Paul T. Dacier
                                               Title:


                                                 /s/ JOHN F. MCDONNELL
                                               ---------------------------------
                                               John F. McDonnell


                                                 /s/ WILLIAM WOOD
                                               ---------------------------------
                                               William Wood


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                                    EXHIBIT A

                                  INVESTOR LIST

CLASS A COMMON STOCK INVESTOR:

McDATA Holdings Corporation                     with a copy to:
c/o EMC Corporation                             McDATA Corporation
171 South Street                                310 Interlocken Parkway
Hopkinton, MA  01748                            Broomfield, CO 80021
Attn:  General Counsel                          Attn:  President


CLASS B COMMON STOCK INVESTOR:

John F. McDonnell
c/o McDATA Corporation
310 Interlocken Parkway
Broomfield, CO  80021